UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2011

O’REILLY AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2011, the Board of Directors (the “Board”) of O’Reilly Automotive, Inc. (the “Company”) implemented stock ownership requirements for certain officers and senior managers of the Company. The Board believes stock ownership requirements further align the interests of the Company’s management with those of its shareholders. The stock ownership requirements are identified below:

•	Chief Executive Officer – maintain a minimum ownership requirement of five times base salary

•	Chief Operating Officer and Chief Financial Officer – maintain a minimum ownership requirement of three times base salary

•	Senior Vice Presidents – maintain a minimum ownership requirement of two times base salary

The officers and senior managers listed above must comply with and maintain the stock ownership requirements within five years of May 3, 2011, the effective date of the requirements. Shares included in the determination of the stock ownership requirements are identified below:

•	Shares owned directly

•	Shares owned through the Company’s Employee Stock Purchase Plan

•	Shares of stock equivalents held in the Company’s Profit Sharing Plan

•	Restricted shares awarded by the Company, which have vested

•	Stock options granted by the Company, which have vested

If any of the officers or senior managers listed above fails to comply with these ownership requirements within the specified time period, such person will be required to hold 50% of the net after-tax shares received upon the exercise of any stock option and will be subject to restrictions on selling shares of the Company. The requirements will no longer apply to any officer or senior manager who reaches the age of 62 and, in addition, the Board may waive the requirements for any officer or senior manager at its sole discretion.

Item 5.07 - Submission of Matters to a Vote of Security Holders

On May 3, 2011, the Company held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 140,849,493 shares entitled to vote at such meeting, 127,024,175 shares were present at the meeting in person or by proxy. At the Annual Meeting, David E. O’Reilly, Jay D. Burchfield and Paul R. Lederer were elected as Class III Directors of the Company, to hold office until the annual meeting of the Company’s shareholders in 2014 and until his successor has been duly elected and qualified. The shareholders also approved, by a non-binding, advisory vote, the 2010 compensation of the Company’s Named Executive Officers, and voted for the selection, by a non-binding, advisory vote, of conducting future non-binding, advisory votes on executive compensation every year (annually). Additionally, the shareholders voted for the ratification of the appointment of Ernst & Young, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2011. The tabulation of the voting results are identified below:

(a)	The individuals listed below were elected as Class III Directors, and with respect to each such Director, the number of shares voted for, against, withheld and broker non-votes are identified below:

Number of Shares

Name of Nominee	Voted For	Voted Against	Withheld	Broker Non-Votes
David E. O’Reilly	111,984,319	4,924,639	40,147	10,075,070
Jay D. Burchfield	112,920,735	3,985,509	42,861	10,075,070
Paul R. Lederer	114,215,511	2,652,027	81,567	10,075,070

The individuals listed below are Directors whose term of office continued after the meeting:

Class I (term expiring in 2012):	Class II (term expiring in 2013):
Charles H. O’Reilly	Lawrence P. O’Reilly
John Murphy	Rosalie O’Reilly-Wooten
Ronald Rashkow	Thomas T. Hendrickson

(b)	The non-binding, advisory vote on the approval of the 2010 compensation of the Company’s Named Executive Officers resulted in the number of shares voted for, against, abstained and broker non-votes as identified below:

Number of Shares

Voted For	Voted Against	Abstained	Broker Non-Votes
109,431,702	4,893,951	2,623,452	10,075,070

(c)	The non-binding, advisory vote on the frequency of future non-binding, advisory votes on executive compensation resulted in the number of shares voted for one, two and three year(s) and abstained as identified below:

Number of Shares

1 Year	2 Years	3 Years	Abstained
70,226,663	2,138,383	41,983,264	2,600,795

Following the Annual Meeting, the Board reviewed the voting results and, in response to the vote by the shareholders along with other factors, approved a resolution to hold future non-binding, advisory votes on executive compensation every year until the next required non-binding, advisory vote on the frequency of this item.

(d)	The ratification of the appointment of Ernst & Young, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2011, resulted in the number of shares voted for, against and abstained as identified below:

Number of Shares

Voted For	Voted Against	Abstained
124,764,060	2,161,291	98,824

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2011	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice-President of Finance and Chief Financial Officer (principal financial and accounting officer)